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EXHIBIT 99.3

                               Offer to Exchange
                          for Any and All Outstanding
                 (Registered under the Securities Act of 1933)
                           7.2% Senior Notes due 2007
                                       of
                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC

To the Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (the "Issuer"), to exchange its 7.2% Senior Notes due 2007 (the "Exchange Notes") fully and unconditionally guaranteed by Terra Nova (Bermuda) Holdings Ltd. ("Bermuda Holdings"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7.2% Senior Notes due 2007 (the "Old Notes") upon the terms and subject to the conditions set forth in the Issuer's Prospectus, dated _______, 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1.  Prospectus dated _______ __, 1997;

     2.  Letter of Transmittal;

     3.  Notice of Guaranteed Delivery;

     4.  Instruction to Book-Entry Transfer Participant from Owner; and

     5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.
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     We urge you to contact your clients promptly.  Please note that the
Exchange Offer will expire at 5:00 p.m., New York City time, on November__, 1997 unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer and Bermuda Holdings that (i) the holder is not an "affiliate" of the Issuer or of Bermuda Holdings, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and
(iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.

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     Additional copies of the enclosed material may be obtained from the undersigned.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE ISSUER, BERMUDA HOLDINGS OR THE CHASE MANHATTAN BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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